UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 17, 2015
Date of Report (Date of earliest event reported)

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK 12 Austin, Texas              78758
(Address of principal executive offices)                 (Zip Code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On March 10, 2015, the District Court of Travis County, Texas, issued an order preliminarily approving a proposed Stipulation and Agreement of Compromise, Settlement and Release dated January 30, 2015 (“Settlement”), entered into by Active Power, Inc. (“Company”), the lead plaintiff, and all named individual defendants in the previously disclosed consolidated shareholder derivative action captioned In re Active Power, Inc. Shareholder Derivative Litigation, Cause No. D-1-GN-13-003230 (“Action”). The Settlement is not yet consummated, and is subject to a number of conditions including the final approval by the Court. Pursuant to a motion filed in the Action, the Court has set a hearing date of May 12, 2015 at 9 a.m. (Central) to consider whether to grant final approval of the Settlement.
The Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (“Notice”) is attached as Exhibit 99.1 and is incorporated herein by reference. The Settlement is attached as Exhibit 99.2 and is incorporated herein by reference. The procedure and deadline for filing a stockholder objection to the Settlement is set forth in the Notice. The Notice, along with a copy of the Settlement, may be viewed on Active Power, Inc.’s web site at http://ir.activepower.com.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

99.1    Notice of Pendency and Proposed Settlement of Shareholder Derivative Action.
99.2    Stipulation and Agreement of Compromise, Settlement and Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: March 17, 2015	By:	/s/ James A. Powers
James A. Powers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Action.
99.2	Stipulation and Agreement of Compromise, Settlement and Release.